Tompkins Financial Corporation 8-K

Exhibit 99.1

For more information contact:

Stephen S. Romaine, President & CEO

Francis M. Fetsko, Executive VP, CFO & COO

Tompkins Financial Corporation (888) 503-5753

For Immediate Release

Friday, April 29, 2022

Tompkins Financial Corporation Reports First Quarter Earnings

ITHACA, NY - Tompkins Financial Corporation (NYSE American: TMP)

Tompkins Financial Corporation (the “Company”) reported diluted earnings per share of $1.60 for the first quarter of 2022, down 7.0% from the diluted earnings per share of $1.72 reported in the first quarter of 2021. Reduced income from Paycheck Protection Program loans (“PPP loans”) and a smaller recapture to the provision for credit losses in the current quarter were the primary contributors to the reduced earnings when compared to the same quarter last year. Net income for the first quarter of 2022 was $23.3 million, a decrease of 9.2% from $25.6 million for the same period in 2021.

Tompkins President and CEO, Stephen Romaine, commented, “On January 1, 2022 the Company consolidated the four banks under one charter and the banking affiliate in now know as Tompkins Community Bank. Results for the first quarter of 2022 included several favorable trends when compared to the most recent prior quarter and the same quarter last year. These included an improved net interest margin, higher fee-based revenue, and lower past due and nonperforming loan balances. Though net income for the first quarter of 2022 was below the same quarter last year, it exceeded the net income reported in each of the three most recent prior quarters.”

SELECTED HIGHLIGHTS FOR THE PERIOD:

•	Total loans at March 31, 2022 were $5.1 billion, down $12.0 million from December 31, 2021. The decrease was driven by a $47.2 million decline in PPP loans, compared to year-end 2021. Total loans, exclusive of PPP loan balances, were higher than the prior quarter for the third consecutive quarter.
•	Provision for credit losses was a recapture of $520,000 for the first quarter of 2022, compared to a recapture of $1.8 million for the first quarter of 2021.

Exhibit 99.1

•	Total nonperforming loans totaled $30.3 million, or 0.60% of total loans, at March 31,2022, compared to $31.2 million, or 0.61% of total loans, at December 31, 2021, and $47.7 million, or 0.90% of total loans, at March 31, 2021.
•	Total deposits of $7.0 billion at March 31, 2022 were up $225.3 million, or 3.3%, over December 31, 2021 and up $70.2 million, or 1.0%, over March 31, 2021.

NET INTEREST INCOME

Net interest margin was 3.04% for the first quarter of 2022, compared to 3.01% reported for both the same period in 2021 and the fourth quarter of 2021.

Net interest income was $56.6 million for the first quarter of 2022, an increase of $1.6 million from $55.0 million for the same period in 2021. Net interest income for the current quarter included $2.0 million of net deferred loan fees associated with PPP loans, compared to net deferred loan fees of $2.8 million in the first quarter of 2021.

Net interest income for the first quarter of 2022 was down $1.2 million from the immediate prior quarter, driven by a decline in net deferred loan fees associated with PPP loans, which totaled $2.0 million in the current quarter, compared to net deferred loan fees of $3.2 million in the fourth quarter of 2021.

Average loans for the quarter ended March 31, 2022 were down $235.3 million, or 4.5%, compared to the same period in 2021. The decrease in average loans was mainly in commercial loans and driven by a decrease in average PPP loans. Asset yields for the quarter ended March 31, 2022 were down 8 basis points compared to the same period in 2021, and up 2 basis points compared to quarter ended December 31, 2021.

Average total deposits for the first quarter of 2022 were up $253.1 million, or 3.8% compared to the same period in 2021. Average noninterest bearing deposits for the quarter ended March 31, 2022 were up $159.2 million or 8.2% compared to the quarter ended March 31, 2021. For the first quarter of 2022, the average rate paid on interest-bearing deposits of 0.17%, was down 10 basis points from the same period in 2021. The total cost of interest-bearing liabilities of 0.21% for the first quarter of 2022, represented a decline of 17 basis points versus the same period in 2021.

NONINTEREST INCOME

Noninterest income of $20.0 million for the first quarter of 2022 was in line with the same period in 2021, and represented 26.1% of total revenues. For the first quarter of 2022, all service-related fee categories showed improvement when compared to the same period prior year: Insurance commissions and fees (up 1.7%), Investment services income (up 5.2%), Service charges on deposit accounts (up 21.0%), and Card services income (up 6.7%). Offsetting improved service related fees was a loss of $47,000 on securities transactions, compared to a gain of $317,000 in the first quarter of 2021, and lower gains on sales on residential loans that were down $425,000 compared to the same quarter in 2021.

Exhibit 99.1

NONINTEREST EXPENSE

Noninterest expense was $46.8 million for the first quarter of 2022, up $2.3 million or 5.2% from the first quarter of 2021. Salaries and employee benefits were up 3.3% compared to the same period in 2021, mainly due to normal annual merit increases and an increase in health insurance expense. Other expense for the first quarter of 2022 increased by 13.1%, with the increase mainly due to higher marketing expense and technology expense when compared to the quarter ended March 31, 2021.

INCOME TAX EXPENSE

The Company’s effective tax rate was 23.1% for the first quarter of 2022, compared to 20.7% for the same period in 2021. The increase in the effective tax rate for the three months ended March 31, 2022, over the same period in 2021 is largely due to the anticipated loss of certain New York State tax benefits due to the expectation that average assets will exceed $8.0 billion for the 2022 tax year.

The Company’s banking subsidiary has an investment in a real estate investment trust that provides certain benefits on its New York State tax return for qualifying entities. A condition to claim the benefit is that the consolidated company has average assets of no more than $8.0 billion for the taxable year. The Company expects average assets to exceed the $8.0 billion threshold for the 2022 tax year. As of March 31, 2022, the Company’s consolidated average assets, as defined by New York tax law, were slightly under the $8.0 billion threshold. The Company will continue to monitor the consolidated average assets during 2022 to determine future eligibility.

ASSET QUALITY

Improved credit quality and improving macroeconomic trends contributed to a lower allowance for credit losses at March 31, 2022, when compared to March 31, 2021. The allowance for credit losses represented 0.83% of total loans and leases at March 31, 2022, down from 0.84% at December 31, 2021, and 0.93% at March 31, 2021. The ratio of the allowance to total nonperforming loans and leases was 139.20% at March 31, 2022, up from 137.51% at December 31, 2021 and 103.38% at March 31, 2021.

Provision for credit losses for the first quarter of 2022 was a credit of $520,000 compared to a credit of $1.8 million for the same period in 2021. Net recoveries for the quarter ended March 31, 2022 were $17,000 compared to net recoveries of $180,000 reported for the same period in 2021.

Exhibit 99.1

Nonperforming assets represented 0.38% as of March 31, 2022, down from 0.40% at December 31, 2021, and 0.59% at March 31, 2021. At March 31, 2022, nonperforming loans and leases totaled $30.3 million, compared to $31.2 million at December 31, 2021, and $47.7 million at March 31, 2021.

Special Mention and Substandard loans and leases totaled $135.1 million at March 31, 2022, reflecting improvement from $137.6 million at December 31, 2021, and $185.2 million at March 31, 2021. The decrease in Special Mention and Substandard loans, compared to the same period prior year, was mainly due to improved asset quality in the hospitality industry as occupancy rates continue to show improvement.

As previously announced, the Company implemented a payment deferral program in 2020 to assist both consumer and business borrowers that may be experiencing financial hardship due to COVID-19. As of March 31, 2022, total loans that continued in a deferral status amounted to approximately $2.6 million, representing 0.05% of total loans. At March 31, 2021 total loans in deferral status totaled $195.6 million.

The Company began accepting applications for PPP loans on April 3, 2020, and continued through the initial program end date in 2020. On January 19, 2021, the Company began accepting both first draw and second draw applications for the reopening of the PPP program. The 2021 PPP program funding closed for new applications on May 12, 2021. The Company funded a total of 5,140 applications totaling $694.1 million in 2020 and 2021.

Out of the $694.1 million of PPP loans that the Company funded, approximately $663.9 million have been forgiven by the SBA under the terms of the program as of March 31, 2022. Total net deferred fees on the remaining balance of PPP loans amounted to $1.0 million at March 31, 2022.

CAPITAL POSITION

Capital ratios at March 31, 2022 remained well above the regulatory minimums for well-capitalized institutions. The ratio of Total Capital to Risk-Weighted Assets was 14.23% at March 31, 2022, compared to 14.23% at December 31, 2021, and 14.62% at March 31, 2021. The ratio of Tier 1 capital to average assets was 8.89% at March 31, 2022, compared to 8.72% at December 31, 2021, and 8.89% at March 31, 2021.

During the first quarter of 2022, the Company repurchased 130,168 common shares at an aggregate cost of $10.4 million. These shares were purchased under the Company’s Stock Repurchase Program announced in the third quarter of 2021.

Exhibit 99.1

ABOUT TOMPKINS FINANCIAL CORPORATION

Tompkins Financial Corporation is a banking and financial services company serving the Central, Western, and Hudson Valley regions of New York and the Southeastern region of Pennsylvania. Headquartered in Ithaca, NY, Tompkins Financial is parent to Tompkins Community Bank and Tompkins Insurance Agencies, Inc., and offers wealth management services through Tompkins Financial Advisors. For more information on Tompkins Financial, visit www.tompkinsfinancial.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Forward-looking statements may be identified by use of such words as “may”, “will”, “estimate”, “intend”, “continue”, “believe”, “expect”, “plan”, or “anticipate”, and other similar words. Forward-looking statements are made based on management’s expectations and beliefs concerning future events impacting the Company and are subject to certain uncertainties and factors relating to the Company’s operations and economic environment, all of which are difficult to predict and many of which are beyond the control of the Company, that could cause actual results of the Company to differ materially from those expressed and/or implied by forward-looking statements. The following factors, in addition to those listed as Risk Factors in Item 1A of our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission, are among those that could cause actual results to differ materially from the forward-looking statements: changes in general economic, market and regulatory conditions; the ongoing dynamic nature of the COVID-19 pandemic and the impact of COVID-19 (including governments’ responses thereto), including the development and proliferation of variants such as Delta and Omicron, on economic and financial markets, potential regulatory actions, and modifications to our operations, products, and services relating thereto; disruptions in our and our customers’ operations and loss of revenue due to pandemics, epidemics, widespread health emergencies, government-imposed travel/business restrictions, or outbreaks of infectious diseases such as the coronavirus, and the associated adverse impact on our financial position, liquidity, and our customers’ abilities to repay their obligations to us or willingness to obtain financial services products from the Company; the development of an interest rate environment that may adversely affect the Company’s interest rate spread, other income or cash flow anticipated from the Company’s operations, investment and/or lending activities; changes in laws and regulations affecting banks, bank holding companies and/or financial holding companies, such as the Dodd-Frank Act, Basel III and the Economic Growth, Regulatory Relief, and Consumer Protection Act; legislative and regulatory changes in response to COVID-19 with which we and our subsidiaries must comply, including the CARES Act and the Consolidated Appropriations Act, 2021 and the rules and regulations promulgated thereunder, and state and local government mandates; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; governmental and public policy changes, including environmental regulation; reliance on large customers; uncertainties arising from national and global events such as the war in the Ukraine, including the potential impact of widespread protests, civil unrest, and political uncertainty on the economy and the financial services industry; and financial resources in the amounts, at the times and on the terms required to support the Company’s future businesses. The Company does not undertake any obligation to update its forward-looking statements.

Exhibit 99.1

TOMPKINS FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CONDITION
(In thousands, except share and per share data)	As of	As of
ASSETS	03/31/2022	12/31/2021
		(Audited)

Cash and noninterest bearing balances due from banks	$19,750	$23,078
Interest bearing balances due from banks	155,325	40,029
Cash and Cash Equivalents	175,075	63,107

Available-for-sale debt securities, at fair value (amortized cost of $2,106,906 at March 31, 2022 and $2,063,790 at December 31, 2021)	1,981,148	2,044,513
Held-to-maturity securities, at amortized cost (fair value of $280,917 at March 31, 2022 and $282,288 at December 31, 2021)	303,524	284,009
Equity securities, at fair value (amortized cost $855 at March 31, 2022 and $902 at December 31, 2021)	855	902
Total loans and leases, net of unearned income and deferred costs and fees	5,063,451	5,075,467
Less: Allowance for credit losses	42,126	42,843
Net Loans and Leases	5,021,325	5,032,624

Federal Home Loan Bank and other stock	7,115	10,996
Bank premises and equipment, net	83,502	85,416
Corporate owned life insurance	86,922	86,495
Goodwill	92,447	92,447
Other intangible assets, net	3,382	3,643
Accrued interest and other assets	135,816	115,830
Total Assets	$7,891,111	$7,819,982
LIABILITIES
Deposits:
Interest bearing:
Checking, savings and money market	4,263,413	4,016,025
Time	615,936	639,674
Noninterest bearing	2,137,390	2,135,736
Total Deposits	7,016,739	6,791,435

Federal funds purchased and securities sold under agreements to repurchase	57,115	66,787
Other borrowings	60,000	124,000
Other liabilities	99,765	108,819
Total Liabilities	$7,233,619	$7,091,041
EQUITY
Tompkins Financial Corporation shareholders’ equity:
Common Stock - par value $.10 per share: Authorized 25,000,000 shares; Issued: 14,597,360 at March 31, 2022; and 14,696,911 at December 31, 2021	1,460	1,470
Additional paid-in capital	305,880	312,538
Retained earnings	490,200	475,262
Accumulated other comprehensive loss	(135,849)	(55,950)
Treasury stock, at cost – 120,342 shares at March 31, 2022, and 122,824 shares at December 31, 2021	(5,642)	(5,791)
Total Tompkins Financial Corporation Shareholders’ Equity	656,049	727,529
Noncontrolling interests	1,443	1,412
Total Equity	$657,492	$728,941
Total Liabilities and Equity	$7,891,111	$7,819,982

Exhibit 99.1

TOMPKINS FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data) (Unaudited)	Three Months Ended
	03/31/2022	03/31/2021
INTEREST AND DIVIDEND INCOME
Loans	$51,131	$54,206
Due from banks	41	85
Available-for-sale debt securities	6,770	5,250
Held-to-maturity securities	1,129	0
Federal Home Loan Bank and other stock	105	213
Total Interest and Dividend Income	59,176	$59,754
INTEREST EXPENSE
Time certificates of deposits of $250,000 or more	426	639
Other deposits	1,620	2,511
Federal funds purchased and securities sold under agreements to repurchase	16	16
Trust preferred debentures	0	175
Other borrowings	500	1,376
Total Interest Expense	2,562	4,717
Net Interest Income	56,614	55,037
Less: Credit for credit loss expense	(520)	(1,830)
Net Interest Income After Credit for Credit Loss Expense	57,134	56,867
NONINTEREST INCOME
Insurance commissions and fees	9,317	9,166
Investment services income	4,917	4,673
Service charges on deposit accounts	1,779	1,470
Card services income	2,543	2,383
Other income	1,476	1,974
Net (loss) gain on securities transactions	(47)	317
Total Noninterest Income	19,985	19,983
NONINTEREST EXPENSE
Salaries and wages	23,272	22,660
Other employee benefits	5,797	5,484
Net occupancy expense of premises	3,541	3,462
Furniture and fixture expense	1,991	1,950
Amortization of intangible assets	218	330
Other operating expense	12,020	10,625
Total Noninterest Expenses	46,839	44,511
Income Before Income Tax Expense	30,280	32,339
Income Tax Expense	6,976	6,680
Net Income Attributable to Noncontrolling Interests and Tompkins Financial Corporation	23,304	25,659
Less: Net Income Attributable to Noncontrolling Interests	31	33
Net Income Attributable to Tompkins Financial Corporation	$23,273	25,626
Basic Earnings Per Share	$1.61	$1.73
Diluted Earnings Per Share	$1.60	$1.72

Exhibit 99.1

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)
	Quarter Ended			Quarter Ended
	March 31, 2022			March 31, 2021
	Average			Average
	Balance		Average	Balance		Average
(Dollar amounts in thousands)	(QTD)	Interest	Yield/Rate	(QTD)	Interest	Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$ 134,129	$ 41	0.12%	$ 408,642	$ 85	0.08%
Securities (1)
U.S. Government securities	2,293,611	7,362	1.30%	1,635,143	4,612	1.14%
State and municipal (2)	101,746	649	2.59%	120,959	775	2.60%
Other securities (2)	3,390	23	2.73%	3,425	23	2.75%
Total securities	2,398,747	8,034	1.36%	1,759,527	5,410	1.25%
FHLBNY and FRB stock	10,098	105	4.23%	16,382	213	5.27%
Total loans and leases, net of unearned income (2)(3)	5,055,948	51,355	4.12%	5,291,295	54,454	4.17%
Total interest-earning assets	7,598,922	59,535	3.18%	7,475,846	60,162	3.26%
Other assets	311,125			350,826
Total assets	$ 7,910,047			$ 7,826,672
LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	$ 4,160,946	$ 750	0.07%	$ 3,949,304	$ 1,093	0.11%
Time deposits	631,594	1,296	0.83%	749,328	2,057	1.11%
Total interest-bearing deposits	4,792,540	2,046	0.17%	4,698,632	3,150	0.27%
Federal funds purchased & securities sold under agreements to repurchase	64,237	16	0.10%	59,584	16	0.11%
Other borrowings	125,298	500	1.62%	265,001	1,376	2.11%
Trust preferred debentures	0	0	0.00%	13,234	175	5.35%
Total interest-bearing liabilities	4,982,075	2,562	0.21%	5,036,451	4,717	0.38%
Noninterest bearing deposits	2,108,825			1,949,643
Accrued expenses and other liabilities	106,120			119,860
Total liabilities	7,197,020			7,105,954
Tompkins Financial Corporation Shareholders’ equity	711,601			719,290
Noncontrolling interest	1,426			1,428
Total equity	713,027			720,718

Total liabilities and equity	$ 7,910,047			$ 7,826,672
Interest rate spread			2.97%			2.88%
Net interest income/margin on earning assets		56,973	3.04%		55,445	3.01%

Tax Equivalent Adjustment		(359)			(408)
Net interest income per consolidated financial statements		$ 56,614			$ 55,037

Exhibit 99.1

Tompkins Financial Corporation - Summary Financial Data (Unaudited)

(In thousands, except per share data)
	Quarter-Ended					Year-Ended
Period End Balance Sheet	Mar-22	Dec-21	Sep-21	Jun-21	Mar-21	Dec-21
Securities	$ 2,285,527	$ 2,329,424	$ 2,337,105	$ 2,166,853	$ 1,935,731	$ 2,329,424
Total Loans	5,063,451	5,075,467	5,096,778	5,175,129	5,292,793	5,075,467
Allowance for credit losses	42,126	42,843	46,259	47,505	49,339	42,843
Total assets	7,891,111	7,819,982	8,113,110	7,988,208	8,095,342	7,819,982
Total deposits	7,016,739	6,791,435	7,090,898	6,837,000	6,946,541	6,791,435
Federal funds purchased and securities sold under agreements to repurchase	57,115	66,787	72,490	52,134	47,496	66,787
Other borrowings	60,000	124,000	110,000	245,000	265,000	124,000
Trust preferred debentures	0	0	0	8,799	13,260	0
Total common equity	656,049	727,529	720,851	726,779	708,493	727,529
Total equity	657,492	728,941	722,357	728,253	709,936	728,941

Average Balance Sheet
Average earning assets	$ 7,598,922	$ 7,660,556	$ 7,753,700	$ 7,609,792	$ 7,475,846	$ 7,625,832
Average assets	7,910,047	7,993,816	8,102,070	7,949,946	7,826,672	7,968,951
Average interest-bearing liabilities	4,982,075	4,966,711	5,086,753	5,030,800	5,036,451	5,030,143
Average equity	713,027	722,619	733,117	721,336	720,718	724,476

Share data
Weighted average shares outstanding (basic)	14,400,003	14,452,775	14,494,533	14,654,774	14,676,410	14,568,763
Weighted average shares outstanding (diluted)	14,478,183	14,532,480	14,568,334	14,737,735	14,757,558	14,648,167
Period-end shares outstanding	14,561,450	14,661,001	14,659,195	14,829,873	14,906,785	14,661,001
Common equity book value per share	$ 45.05	$ 49.62	$ 49.17	$ 49.01	$ 47.53	$ 49.62

Income Statement
Net interest income	$ 56,614	$ 57,811	$ 56,098	$ 54,846	$ 55,037	$ 223,792
Credit for credit loss expense (5)	(520)	3,914	(1,232)	(3,071)	(1,830)	(2,219)
Noninterest income	19,985	19,154	20,854	18,858	19,983	78,849
Noninterest expense (5)	46,839	48,154	50,180	47,442	44,511	190,287
Income tax expense	6,976	5,401	6,630	6,471	6,680	25,182
Net income attributable to Tompkins Financial Corporation	23,273	19,465	21,342	22,831	25,626	89,264
Noncontrolling interests	31	31	32	31	33	127
Basic earnings per share (4)	1.61	1.34	1.46	1.55	1.73	6.08
Diluted earnings per share (4)	1.60	1.33	1.45	1.54	1.72	6.05

Nonperforming Assets
Nonaccrual loans and leases	$ 25,200	$ 26,033	$ 47,941	$ 48,019	$ 41,656	$ 26,033
Loans and leases 90 days past due and accruing	0	0	7,463	0	0	0
Troubled debt restructuring not included above	5,064	5,124	5,343	5,776	6,069	5,126
Total nonperforming loans and leases	30,264	31,157	60,747	53,795	47,725	31,159
OREO	88	135	135	88	88	135
Total nonperforming assets	$ 30,352	$ 31,292	$ 60,882	$ 53,883	$ 47,813	$ 31,294

Exhibit 99.1

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

	Quarter-Ended					Year-Ended
Delinquency - Total loan and lease portfolio	Mar-22	Dec-21	Sep-21	Jun-21	Mar-21	Dec-21
Loans and leases 30-89 days past due and
accruing	$ 1,735	$ 3,072	$ 1,436	$ 1,692	$ 1,790	$ 3,072
Loans and leases 90 days past due and accruing	0	0	7,463	0	0	0
Total loans and leases past due and accruing	1,735	3,072	8,899	1,692	1,790	3,072

Allowance for Credit Losses
Balance at beginning of period	$ 42,843	$ 46,259	$ 47,505	$ 49,339	$ 51,669	$ 51,669
Credit for credit losses	(734)	3,600	(1,177)	(2,718)	(2,510)	$ (2,805)
Net loan and lease charge-offs (recoveries)	(17)	7,016	69	(884)	(180)	$ 6,021
Allowance for credit losses at end of period	$ 42,126	$ 42,843	$ 46,259	$ 47,505	$ 49,339	$ 42,843

Allowance for Credit Losses - Off-Balance Sheet Exposure
Balance at beginning of period	$ 2,506	$ 2,192	$ 2,247	$ 2,600	$ 1,920	$ 1,920
Provision (credit) for credit losses	214	314	(55)	(353)	680	$ 586
Allowance for credit losses at end of period	$ 2,720	$ 2,506	$ 2,192	$ 2,247	$ 2,600	$ 2,506

Loan Classification - Total Portfolio
Special Mention	$ 92,380	$ 85,530	$ 98,253	$ 108,269	$ 116,689	$ 85,530
Substandard	42,722	52,047	70,213	62,992	68,487	52,047

Ratio Analysis

Credit Quality
Nonperforming loans and leases/total loans and leases	0.60%	0.61%	1.19%	1.04%	0.90%	0.61%
Nonperforming assets/total assets	0.38%	0.40%	0.75%	0.67%	0.59%	0.40%
Allowance for credit losses/total loans and leases	0.83%	0.84%	0.91%	0.92%	0.93%	0.84%
Allowance/nonperforming loans and leases	139.20%	137.51%	76.15%	88.31%	103.38%	137.49%
Net loan and lease losses annualized/total average loans and leases	0.00%	0.55%	0.01%	(0.07)%	(0.01)%	0.12%

Capital Adequacy
Tier 1 Capital (to average assets)	8.89%	8.72%	8.54%	8.79%	8.89%	8.75%
Total Capital (to risk-weighted assets)	14.23%	14.23%	14.21%	14.62%	14.62%	14.39%

Profitability (period-end)
Return on average assets *	1.19%	0.97%	1.05%	1.15%	1.33%	1.12%
Return on average equity *	13.24%	10.69%	11.55%	12.70%	14.42%	12.32%
Net interest margin (TE) *	3.04%	3.01%	2.89%	2.91%	3.01%	2.96%
* Quarterly ratios have been annualized

(1) Average balances and yields on available-for-sale securities are based on historical amortized cost.

(2) Interest income includes the tax effects of taxable-equivalent adjustments using an effective income tax rate of 21% in 2022 and 2021 to increase tax exempt interest income to taxable-equivalent basis.

(3) Nonaccrual loans are included in the average asset totals presented above. Payments received on nonaccrual loans have been recognized as disclosed in Note 1 of the Company’s consolidated financial statements included in Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

(4) Earnings per share for the full fiscal year may not equal the sum of the quarterly earnings per share as a result of rounding of average shares.

(5) Amounts in prior periods’ financial statements are reclassified when necessary to conform to the current period’s presentation.